1431124311\2\ASIA CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. DATED 17 February 2023 Among: GIMI MS CORPORATION AS BORROWER AND ING BANK N.V. AS FACILITY AGENT AND SECURITY TRUSTEE __________________________________________ THIRD SUPPLEMENTAL AGREEMENT TO SENIOR SECURED TERM LOAN FACILITY AGREEMENT for a $700,000,000 Term Loan Facility in respect of the conversion of one (1) LNG carrier into a floating liquefaction natural gas facility __________________________________________

i 1431124311\2\ASIA CONTENTS 1. Definitions ................................................................................................................ 1 2. Agreement to Release KOM .................................................................................... 4 3. Amendments to Original Facility Agreement ............................................................ 4 4. Representations and Warranties .............................................................................. 6 5. Conditions................................................................................................................ 6 6. Confirmations .......................................................................................................... 7 7. Fees, Costs and Expenses ...................................................................................... 7 8. Miscellaneous and Notices ...................................................................................... 8 9. Applicable Law ........................................................................................................ 8 Schedule 1 Conditions Precedent to Effective Time ............................................................ 10 Schedule 2 Form of Effective Time Notice ..........................................................................122

1 1431124311\2\ASIA THIS THIRD SUPPLEMENTAL AGREEMENT (THIS "AGREEMENT") IS DATED 2023 AND MADE BETWEEN: (1) GIMI MS CORPORATION (the "Borrower"); (2) ING BANK N.V. as facility agent of the other Finance Parties (the "Facility Agent"); and (3) ING BANK N.V. as security trustee for the Finance Parties (the "Security Trustee"). WHEREAS: (A) This Agreement is supplemental to a senior secured term loan facility agreement dated 24 October 2019 (as amended and supplemented by first and second supplemental agreements dated19 January 2021 and 2 March 2021 respectively the "Original Facility Agreement") made between, among others, the Borrower, the Facility Agent, the Security Trustee, ABN AMRO Bank N.V., Clifford Capital Pte. Ltd., ING Bank N.V. and Natixis as mandated lead arrangers and the financial institutions listed therein as original lenders, whereby the Lenders agreed to advance to the Borrower, upon the terms and conditions therein contained, a term loan of up to $700,000,000.00 for the purpose of enabling the Borrower to finance the construction of the Total Project Costs on the terms and conditions therein contained; (B) Pursuant to an amendment request letter from KOM and First FLNG dated 24 August 2022 (the “Request Letter”), the Borrower and KOM have requested that certain changes be made to the Original Facility Agreement in respect of the KOM Financial Covenants. The Lenders have agreed to the requested changes to the Original Facility Agreement pursuant to the Request Letter on the basis set out in this Agreement. NOW IT IS HEREBY AGREED AS FOLLOWS: 1. DEFINITIONS 1.1 Defined expressions Words and expressions defined in the Original Facility Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement. 1.2 Definitions In this Agreement, unless the context otherwise requires: "Consent Letter" means each of the consent letters dated on or about the date hereof in relation to this Agreement, executed by (i) Keppel Land (as the Keppel Payment Guarantor and the Keppel Performance Guarantor) and the Original Keppel Shareholder and (ii) GLNG (as the Golar Payment Guarantor and the Golar Performance Guarantor) and the Original Golar Shareholder each in favour of the Facility Agent and the Security Trustee.

2 1431124311\2\ASIA "Effective Time" means the time on which the Facility Agent (acting on the instructions of all of the Lenders) notifies the Borrower in writing substantially in the form set out in Schedule 2 (Form of Effective Time Notice) that the Facility Agent has received the documents and evidence specified in Clause 5.1 (Documents and evidence), Clause 5.2 (General conditions precedent) and Schedule 1 (Conditions Precedent to Effective Time) in a form and substance satisfactory to it. "Facility Agreement" means the Original Facility Agreement as amended by this Agreement. “Keppel Land's Relevant Payment Percentage” means the percentage of shares of the Borrower that the Original Keppel Shareholder holds directly in the Borrower from time to time and as at the date of this Agreement, such percentage is thirty per cent. (30%). “New Keppel Payment Guarantee” means the full, on-demand irrevocable and unconditional payment guarantee dated on or around the date of this Agreement and executed by Keppel Land in favour of the Security Trustee (acting for and on behalf of the Finance Parties) to guarantee the performance of the Borrower under the Finance Documents, in respect of Keppel Land's Relevant Payment Percentage, in form and substance satisfactory to the Lenders. “New Keppel Performance Guarantee” means the performance guarantee and indemnity dated on or around the date of this Agreement and executed by Keppel Land in favour of the Security Trustee (acting for and on behalf of the Finance Parties) to guarantee the performance of the Borrower and the Operator under the LOA and in relation to any Material Defect, in respect of Keppel Land's Relevant Payment Percentage, in form and substance satisfactory to the Lenders. “Original Keppel Payment Guarantee” means the full, on-demand irrevocable and unconditional payment guarantee dated 24 October 2019 and executed by KOM in favour of the Security Trustee (acting for and on behalf of the Finance Parties) to guarantee the performance of the Borrower under the Finance Documents, in respect of the KOM's Relevant Payment Percentage.

3 1431124311\2\ASIA “Original Keppel Performance Guarantee” means the performance guarantee and indemnity dated 24 October 2019 and executed by the KOM in favour of the Security Trustee (acting for and on behalf of the Finance Parties) to guarantee the performance of the Borrower and the Operator under the LOA and in relation to any Material Defect, in respect of KOM's Relevant Payment Percentage. “Original FM Shortfall L\C Procurement Undertaking” means a several undertaking provided by, inter alios, KOM in favour of the Facility Agent, dated 4 November 2019, pursuant to which, inter alios, KOM, undertakes to notify the Facility Agent of the occurrence of an FM Event (if any) and to procure the issuance of a Letter of Credit by an Approved Issuer in an amount equal to its Relevant Payment Percentage of the FM Shortfall, if required in accordance with the terms of such undertaking. "Parties" means the parties to this Agreement and "Party" means any of them. “Supplemental Shortfall L\C Procurement Undertaking” means a several undertaking provided by Keppel Land supplemental to the Original Shortfall L\C Procurement Undertaking in favour of the Facility Agent, in a form acceptable to the Lenders, pursuant to which Keppel Land undertakes to procure the issuance of a Letter of Credit by an Approved Issuer in an amount equal to its Relevant Payment Percentage of the FM Shortfall, if required in accordance with the terms of such undertaking. 1.3 References References in the Original Facility Agreement to “this Agreement” shall, with effect from the Effective Time and unless the context otherwise requires, be references to the Original Facility Agreement as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Original Facility Agreement, shall be construed accordingly 1.4 Construction The rules of interpretation contained in clause 1.2 (Construction) of the Original Facility Agreement shall have effect as if set out in this Agreement. 1.5 Electronic signing The Parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the

4 1431124311\2\ASIA Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management. 1.6 Contracts (Rights of Third Parties) Act 1999 Other than the Finance Parties, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement unless expressly provided to the contrary in this Agreement. Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time. 1.7 Designation In accordance with the Original Facility Agreement, each of the Borrower and the Facility Agent designates each of this Agreement and the Consent Letter as a Finance Document. 2. AGREEMENT TO RELEASE KOM 2.1 The Facility Agent (acting on the instructions of the Lenders) confirms that the Lenders approved with effect from the Effective Time the release of KOM from its obligations as the Keppel Payment Guarantor, Keppel Performance Guarantor and as an Owner Credit Support Provider under the relevant Finance Documents and to amend the Original Facility Agreement in order to accommodate such replacement of KOM with Keppel Land as the Keppel Payment Guarantor, Keppel Performance Guarantor and as an “Undertaking Entity” (as defined therein) under the Original FM Shortfall L\C Procurement Undertaking and any related changes in the ownership of the Original Keppel Shareholder. 2.2 On and with effect from the Effective Time, the Security Trustee (acting on behalf of the Finance Parties) releases and discharges in full KOM from all and any of its obligations under the Finance Documents, including its obligations as the “Guarantor” (as defined therein) under the Original Keppel Payment Guarantee and the Original Keppel Performance Guarantee respectively and the Effective Time shall constitute the “Guarantee End Date” in respect of the Original Keppel Payment Guarantee and the Original Keppel Performance Guarantee. 2.3 On and with effect from the Effective Time, the Facility Agent (acting on behalf of the Finance Parties) releases and discharges in full KOM from all and any of its obligations under the Finance Documents, including its obligations as an “Undertaking Entity” (as defined therein) under the Original FM Shortfall L\C Procurement Undertaking. 3. AMENDMENTS TO ORIGINAL FACILITY AGREEMENT 3.1 Amendments to the Original Facility Agreement The Original Facility Agreement shall, with effect on and from the Effective Time, be (and it is hereby) amended as follows:

5 1431124311\2\ASIA 3.1.1 in clause 1.1 (Definitions) of the Original Facility Agreement new definitions of “Consolidated Net Total Borrowings (Keppel Land)” and “Consolidated Tangible Net Worth (Keppel Land)” shall be inserted ahead of the definition “Constitutional Documents” as follows: “"Consolidated Net Total Borrowings (Keppel Land)" means the aggregate of: (a) Long term borrowings and lease liabilities; (b) Short term borrowings and lease liabilities; less (c) Cash and cash equivalents. "Consolidated Tangible Net Worth (Keppel Land)" means the aggregate of: (a) Share capital and reserves; and (b) Non-controlling interests.” 3.1.2 in clause 1.1 (Definitions) of the Original Facility Agreement a new definition of “Effective Time of the Third Supplemental Agreement” shall be inserted ahead of the definition “Emissions Performance Standard” as follows: ““Effective Time of the Third Supplemental Agreement” means the “Effective Time” as defined in the third supplemental agreement to this Agreement dated 2023.” 3.1.3 in clause 1.1 (Definitions) of the Original Facility Agreement the following definitions shall be deleted in their entirety: “Equity (KOM)”, “Net Asset”, “Net Debt (KOM)” and “Perpetual Securities”; 3.1.4 in clause 1.1 (Definitions) of the Original Facility Agreement the definition of “FM Shortfall L\C Procurement Undertaking” shall be amended in line 2 by adding ahead of the words “provided by” the words “as the same may be amended and supplemented from time to time”. 3.1.5 in clause 1.1 (Definitions) of the Original Facility Agreement a new definition of “Keppel Land” shall be inserted before the definition of “Keppel MLP Drop Down” as follows: ““Keppel Land” means Keppel Land Limited.”; 3.1.6 in clause 1.1 (Definitions) of the Original Facility Agreement the definitions of “Keppel Payment Guarantee” and “Keppel Performance Guarantee” shall be amended respectively in line 2 “ by deleting the words “on or around the date of this Agreement” and replacing them with the words “on the date of the Effective Time of the Third Supplemental Agreement”.

6 1431124311\2\ASIA 3.1.7 in clause 1.1 (Definitions) of the Original Facility Agreement the definition of “KOM” shall be deleted in its entirety and throughout the Original Facility Agreement each and every reference to “KOM” shall be replaced with a reference to “Keppel Land” excepting in the definition of “Original Financial Statements” where reference to “KOM” shall be replaced by “Keppel Offshore & Marine Limited” and the following language shall be added at the end of the definition “and in respect of Keppel Land the consolidated audited financial statements for its Financial Year ended being 31 December 2021”; 3.1.8 the clause 20.6 (KOM Financial Covenants) of the Original Facility Agreement shall be deleted in its entirety and replaced with the following new clause 20.6 (Keppel Land Financial Covenants): “20.6 (Keppel Land Financial Covenants) (a) The Borrower shall procure that Keppel Land undertakes that this Clause 20.6 will be complied with from the Effective Time of the Third Supplemental Agreement until the applicable Guarantee Release Date. (b) Keppel Land shall ensure that the ratio of Consolidated Net Total Borrowings to Consolidated Tangible Net Worth shall not exceed [*****].” 3.2 Continued force and effect Save as amended by this Agreement, the provisions of the Original Facility Agreement and the other Finance Documents shall continue in full force and effect. 4. REPRESENTATIONS AND WARRANTIES Repeating Representations (a) The Repeating Representations (as defined in the Facility Agreement) shall be deemed to be made and repeated by the Borrower on (i) the date of this Agreement, and (ii) the Effective Time, as if made with reference to the facts and circumstances existing on such day, and references to "this Agreement" in the relevant Repeating Representations should be construed as references to this Agreement and to the Original Facility Agreement and on the Effective Time, to the Facility Agreement. 5. CONDITIONS 5.1 Documents and evidence The occurrence of the Effective Time shall be subject to the receipt by the Facility Agent or its duly authorised representative of the documents and evidence specified in Schedule 1 (Conditions Precedent to Effective Time) in each case, in form and substance reasonably satisfactory to the Facility Agent (acting on the instructions of the Lenders).

7 1431124311\2\ASIA 5.2 General conditions precedent The occurrence of the Effective Time shall be further subject to: 5.2.1 the representations and warranties in Clause 4 (Representations and Warranties) being true and correct on the Effective Time; and 5.2.2 no Event of Default or Potential Event of Default being continuing at the time of the Effective Time. 5.3 Waiver of conditions precedent The conditions specified in this Clause 5 are inserted solely for the benefit of the Finance Parties and may be waived by the Facility Agent acting on the instructions of the Finance Parties in whole or in part with or without conditions. 6. CONFIRMATIONS 6.1 Security Documents 6.1.1 The Borrower confirms for the benefit of the Finance Parties that the Security Interests created by it pursuant to each Security Document to which it is a party shall (a) remain in full force and effect notwithstanding the amendments to the Original Facility Agreement contained in this Agreement, and (b) continue to secure the Secured Obligations under the Finance Documents (including, but not limited to, under the Facility Agreement). 7. FEES, COSTS AND EXPENSES 7.1 Costs and expenses The Borrower agrees to pay on demand: 7.1.1 all reasonable and documented expenses (including external legal and out- of-pocket expenses and disbursements) incurred by the Facility Agent in connection with the evaluation, negotiation, preparation, execution and, where relevant, registration of this Agreement and of any amendment or extension of or the granting of any waiver or consent under this Agreement; and 7.1.2 all reasonable expenses (including legal and out-of-pocket expenses) incurred by the Finance Parties in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or otherwise in respect of the monies owing and obligations incurred under this Agreement. 7.2 Value Added Tax All expenses payable pursuant to this Clause 7 shall be paid together with Indirect Tax (if any) properly chargeable thereon.

8 1431124311\2\ASIA 7.3 Stamp and other duties The Borrower agrees to pay to the Facility Agent and the Security Trustee on demand all stamp, documentary, registration or other like duties or Taxes (including any duties or Taxes payable by the Facility Agent or the Security Trustee) imposed on or in connection with this Agreement and shall indemnify the Facility Agent and the Security Trustee against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes. 8. MISCELLANEOUS AND NOTICES 8.1 Notices The provisions of clause 44 (Notices) of the Original Facility Agreement shall extend and apply to the giving or making of notices hereunder as if the same were expressly stated herein, mutatis mutandis. 8.2 Counterparts This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument. 8.3 Further assurance The provisions of clause 21.11 (Further assurance) of the Original Facility Agreement shall extend and apply to this Agreement as if the same were expressly stated herein, mutatis mutandis. 8.4 Amendments It is acknowledged that the provisions of Clause 2 (Agreement to release KOM) and Clause 3 (Amendments to Original Facility Agreement) are for the benefit of Keppel Offshore & Marine Ltd and with Keppel Offshore & Marine Ltd as a third-party beneficiary under this Agreement, it is agreed that to preserve such benefit for Keppel Offshore & Marine Ltd, the provisions of: (a) Clause 2 (Agreement to release KOM) may not be amended or overridden by any other agreement without the prior written consent of Keppel Offshore & Marine Ltd; and (b) Clause 3 (Amendments to Original Facility Agreement) may not be amended or overridden by any other agreement to the detriment of KOM without the prior written consent of Keppel Offshore & Marine Ltd. 9. APPLICABLE LAW 9.1 Law This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

9 1431124311\2\ASIA 9.2 Arbitration The provisions of clause 53 (Arbitration) of the Original Facility Agreement (as amended by the First Supplemental Agreement and the Second Supplemental Agreement) shall apply to this Agreement as if the same were expressly stated herein, mutatis mutandis. This Agreement has been executed on the date stated at the beginning of this Agreement.

10 1431124311\2\ASIA SCHEDULE 1 CONDITIONS PRECEDENT TO EFFECTIVE TIME 1. CORPORATE AUTHORISATION In relation to the Borrower, GLNG, Keppel Land, Gimi Holding, and First FLNG: 1.1 Constitutional documents copies certified by an officer of that Obligor, as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or an officers certificate confirming that there have been no changes or amendments to the Constitutional Documents certified copies of which were previously delivered to the Facility Agent pursuant to the Original Facility Agreement; 1.2 Resolutions a copy, certified by an officer of that Obligor to be a true copy, and as being in full force and effect and not amended or rescinded, of written resolutions of its board of directors or equivalent (as may have been executed in the past): 1.2.1 approving the terms of, and the transactions contemplated by, this Agreement; and 1.2.2 authorising a person or persons to sign and deliver on behalf of that Obligor or, as the case may be, authorising the sealing by that Obligor of this Agreement and any notices or other documents to be given pursuant hereto, together with originals or certified copies of any powers of attorney issued by any Obligor pursuant to such resolutions; and 1.3 Certificate of incumbency a certificate signed by an officer of each relevant Obligor certified to be true, complete and up to date of (i) the directors and officers of that Obligor specifying the names and positions of such persons, (ii) its issued share capital and shareholders, (iii) specimen signatures of those persons authorised to sign this Agreement on its behalf, (iv) for Keppel Land only, a corporate structure chart, (v) the Original Financial Statements in respect of Keppel Land and (vi) a declaration of solvency. 2. CONSENTS A certificate signed by an officer of the Borrower and each other relevant Obligor confirming that all governmental and other licences, approvals, consents, registrations and filings necessary for any matter or thing contemplated by this Agreement on behalf of that Obligor and for the legality, validity, enforceability, admissibility in evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of the effecting of any registrations and filings, that arrangements satisfactory to the Facility Agent have been made for the effecting of the same within any applicable time limit).

11 1431124311\2\ASIA 3. DOCUMENTS The following documents duly executed by the parties thereto: (a) a copy of the Consent Letter. (b) an original of the New Keppel Payment Guarantee; (c) an original of the New Keppel Performance Guarantee; and (d) an original of the Supplemental FM Shortfall L\C Procurement Undertaking. 4. FEES Evidence that all documented legal fees of the Lender's legal advisers have been paid. 5. LEGAL OPINIONS Such legal opinions or confirmations as the Facility Agent shall in its reasonable discretion deem appropriate (or, where applicable, a written approval in principle (which can be given by email) by counsel to the Facility Agent of the arrangements contemplated by this Agreement and a confirmation that a formal legal opinion will follow promptly after the Effective Time). 6. OTHER DOCUMENTS AND EVIDENCE A copy of any other document, opinion or assurance which the Facility Agent (acting reasonably) considers to be necessary or desirable (if it has notified the Borrower accordingly prior to the date of this Agreement) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement.1 1 KYC?

12 1431124311\2\ASIA SCHEDULE 2 FORM OF EFFECTIVE TIME NOTICE To: Gimi MS Corporation We, ING Bank N.V. in our capacity as Facility Agent, refer to the third supplemental agreement dated [●] 2023 (the "Third Supplemental Agreement") relating to a senior secured term loan facility agreement dated 24 October 2019 (as subsequently amended and supplemented by first and second amendment agreements, together the “Original Facility Agreement”) made between (among others) Gimi MS Corporation as the Borrower, the financial institutions listed in it as the Lenders, and ourselves as the Facility Agent in respect of a term loan of up to $700,000,000.00. Terms defined in the Third Supplemental Agreement have the same meaning in this notice. We hereby confirm that all conditions precedent referred to in Schedule 1 (Conditions Precedent to Effective Time) of the Third Supplemental Agreement have been satisfied. For the purpose of the Third Supplemental Agreement, the Effective Time is the date of this notice and the amendment of the Original Facility Agreement in accordance with the terms of the Third Supplemental Agreement is now effective. Dated: 2023 Signed: ___________________________ For and on behalf of ING Bank N.V. (as Facility Agent)

13 1431124311\2\ASIA SIGNATURES THE BORROWER EXECUTED for and on behalf of GIMI MS CORPORATION by: /s/ Mi Hong Yoon Name: Mi Hong Yoon Title: Director THE FACILITY AGENT EXECUTED for and on behalf of ING BANK N.V. by: /s/ K.A. van Coblijn /s/ M.S. Preuss Name: Kenneth van Coblijn Name: Martin Steffen Preuss Title: Title: THE SECURITY TRUSTEE EXECUTED for and on behalf of ING BANK N.V. by: /s/ K.A. van Coblijn /s/ M.S. Preuss Name: Kenneth van Coblijn Name: Martin Steffen Preuss Title: Title: